BOSTON SAFE DEPOSIT AND TRUST COMPANY


OFFICER'S CERTIFICATE

                         Annual  Statement as to Compliance  pursuant to Section
       6.04 of the Mortgage Loan Sale, Warranties and Servicing Agreement ("the Agreement") Dated as of December 1, 1995

I, Jeanne M. Ahl, being Vice President of Boston Safe Deposit and Trust Company ("the Company"), hereby certify as follows:

(i) a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision;

(ii) the  Company  has  complied  fully  with the  provisions  of Article II and
Article IV of the Agreement;

(iii) to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement throughout the year.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 25th day of March, 1998.

By /s/ Jeanne M. Ahl

         Name': Jeanne M. Ahl
         Title: Vice President

By: /s/ Kelly A. Gately

Name: Kelly A. Gately
Title :Assistant Secretary